                                                                    EXHIBIT 10.8

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

ALLEN MATKINS LECK GAMBLE
     & MALLORY LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067

Attention: Gerben Hoeksma, Esq.

================================================================================
                                                (Space Above For Recorder's Use)

             HARTMAN REIT OPERATING PARTNERSHIP II, L.P., as trustor

                                   (Borrower)

                                       to

                        HOUSTON TITLE COMPANY, as trustee

                          (Trustee) for the benefit of

                      GMAC COMMERCIAL MORTGAGE CORPORATION,

                                 as beneficiary

                                    (Lender)

                                   ----------

                                DEED OF TRUST AND

                               SECURITY AGREEMENT

                                   ----------

                            Dated: December 20, 2002

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1 GRANTS OF SECURITY..............................................     1
   Section 1.1     Property Mortgaged.....................................     1
   Section 1.2     Assignment of Leases and Rents.........................     4
   Section 1.3     Security Agreement.....................................     4
   Section 1.4     Pledge of Monies Held..................................     4

ARTICLE 2 ARTICLE 2 DEBT AND OBLIGATIONS SECURED..........................     5
   Section 2.1     Debt...................................................     5
   Section 2.2     Other Obligations......................................     5
   Section 2.3     Debt and Other Obligations.............................     5
   Section 2.4     Payments...............................................     6

ARTICLE 3 BORROWER COVENANTS..............................................     6
   Section 3.1     Payment of Debt........................................     6
   Section 3.2     Incorporation by Reference.............................     6
   Section 3.3     Insurance..............................................     6
   Section 3.4     Payment of Taxes, Etc..................................    11
   Section 3.5     Escrow Fund............................................    12
   Section 3.6     Condemnation...........................................    13
   Section 3.7     Leases and Rents.......................................    13
   Section 3.8     Maintenance of Property................................    14
   Section 3.9     Waste..................................................    14
   Section 3.10    Compliance With Laws...................................    14
   Section 3.11    Books and Records......................................    15
   Section 3.12    Payment For Labor and Materials........................    17
   Section 3.13    Performance of Other Agreements........................    17
   Section 3.14    Change of Name, Identity or Structure..................    17
   Section 3.15    Existence..............................................    17
   Section 3.16    Non-Consolidation Opinion..............................    17

ARTICLE 4 SPECIAL COVENANTS...............................................    17
   Section 4.1     Property Use...........................................    17
   Section 4.2     ERISA..................................................    18
   Section 4.3     Single Purpose Entity..................................    18
   Section 4.4     Restoration After Casualty/Condemnation................    21

ARTICLE 5 REPRESENTATIONS AND WARRANTIES..................................    26
   Section 5.1     Warranty of Title......................................    26
   Section 5.2     Authority..............................................    26
   Section 5.3     Legal Status and Authority.............................    27
   Section 5.4     Validity of Documents..................................    27
   Section 5.5     Litigation.............................................    27
   Section 5.6     Status of Property.....................................    27

                                       (i)

   Section 5.7     No Foreign Person......................................    29
   Section 5.8     Separate Tax Lot.......................................    29
   Section 5.9     ERISA Compliance.......................................    29
   Section 5.10    Leases.................................................    29
   Section 5.11    Financial Condition....................................    30
   Section 5.12    Business Purposes......................................    30
   Section 5.13    Taxes..................................................    30
   Section 5.14    Mailing Address........................................    30
   Section 5.15    No Change in Facts or Circumstances....................    30
   Section 5.16    Disclosure.............................................    30
   Section 5.17    Third Party Representations............................    30
   Section 5.18    Illegal Activity.......................................    30
   Section 5.19    Non-Consolidation Opinion Assumptions..................    31
   Section 5.20    Federal Reserve Regulations............................    31
   Section 5.21    Investment Company Act.................................    31

ARTICLE 6 DEBTOR/CREDITOR RELATIONSHIP....................................    31
   Section 6.1     Relationship of Borrower and Lender....................    31
   Section 6.2     Servicing of the Loan..................................    31

ARTICLE 7 FURTHER ASSURANCE...............................................    31
   Section 7.1     Recording of Security Instrument, Etc..................    31
   Section 7.2     Further Acts, Etc......................................    32
   Section 7.3     Changes in Tax, Debt Credit and Documentary Stamp Laws.    32
   Section 7.4     Estoppel Certificates..................................    33
   Section 7.5     Flood Insurance........................................    34
   Section 7.6     Splitting of Security Instrument.......................    34
   Section 7.7     Replacement Documents..................................    34
   Section 7.8     Financing Statements...................................    34

ARTICLE 8 DUE ON SALE/ENCUNIBRANCE........................................    34
   Section 8.1     No Sale/Encumbrance....................................    34
   Section 8.2     Sale/Encumbrance Defined...............................    35
   Section 8.3     Lender's Rights........................................    36

ARTICLE 9 PREPAYMENT......................................................    36
   Section 9.1     Prepayment Only in Accordance with Note................    36

ARTICLE 10 DEFAULT........................................................    36
   Section 10.1    Events of Default......................................    36

ARTICLE 11 RIGHTS AND REMEDIES............................................    38
   Section 11.1    Remedies...............................................    38
   Section 11.2    Application of Proceeds................................    41
   Section 11.3    Right to Cure Defaults.................................    41
   Section 11.4    Actions and Proceedings................................    42
   Section 11.5    Recovery of Sums Required To Be Paid...................    42

                                      (ii)

   Section 11.6    Examination of Books and Records.......................    42
   Section 11.7    Other Rights, Etc......................................    42
   Section 11.8    Right to Release Any Portion of the Property...........    43
   Section 11.9    Violation of Laws......................................    43
   Section 11.10   of Entry...............................................    43

ARTICLE 12 ENVIRONMENTAL HAZARDS..........................................    43
   Section 12.1    Environmental Representations and Warranties...........    43
   Section 12.2    Environmental Covenants................................    45
   Section 12.3    Lender's Rights........................................    46

ARTICLE 13 INDEMNIFICATION................................................    46
   Section 13.1    General Indemnification................................    46
   Section 13.2    Mortgage and/or Intangible Tax.........................    47
   Section 13.3    ERISA Indemnification..................................    47
   Section 13.4    Environmental Indemnification..........................    48
   Section 13.5    Duty to Defend; Attorneys' Fees and Other Fees and
                   Expenses ..............................................    49
ARTICLE 14 WAIVERS........................................................    49
   Section 14.1    Waiver of Counterclaim.................................    49
   Section 14.2    Marshaling and Other Matters...........................    49
   Section 14.3    Waiver of Notice.......................................    49
   Section 14.4    Waiver of Statute of Limitations.......................    49
   Section 14.5    Sole Discretion of Lender..............................    49
   Section 14.6    Survival...............................................    50
   Section 14.7    Waiver of Trial By Jury................................    50

ARTICLE 15 EXCULPATION....................................................    50
   Section 15.1    Exculpation............................................    50
   Section 15.2    Reservation of Certain Rights..........................    51
   Section 15.3    Exceptions to Exculpation..............................    51
   Section 15.4    Recourse...............................................    52
   Section 15.5    Bankruptcy Claims......................................    52

ARTICLE 16 NOTICES........................................................    52
   Section 16.1    Notices................................................    52

ARTICLE 17 APPLICABLE LAW.................................................    53
   Section 17.1    Choice of Law..........................................    53
   Section 17.2    Usury Laws.............................................    53
   Section 17.3    Provisions Subject to Applicable Law...................    53
   Section 17.4    Inapplicable Provision.................................    54

ARTICLE 18 SECONDARY MARKET...............................................    54
   Section 18.1    Dissemination of Information...........................    54
   Section 18.2    Cooperation............................................    54

ARTICLE 19 COST ..........................................................    55

                                      (iii)

   Section 19.1    Performance at Borrower's Expense......................    55
   Section 19.2    Attorney's Fees for Enforcement........................    55

ARTICLE 20 DEFINITIONS....................................................    55
   Section 20.1    General Definitions....................................    55
   Section 20.2    Headings. Etc..........................................    56

ARTICLE 21 MISCELLANEOUS PROVISIONS.......................................    56
   Section 21.1    No Oral Change.........................................    56
   Section 21.2    Liability..............................................    56
   Section 21.3    Duplicate Originals; Counterparts......................    56
   Section 21.4    Number and Gender......................................    56
   Section 21.5    Subrogation............................................    56
   Section 21.6    Entire Agreement.......................................    56

ARTICLE 22 TRUSTEE PROVISIONS.............................................    57
   Section 22.1    The Trustee............................................    57

ARTICLE 23 LOCAL LAW PROVISIONS...........................................    58
   Section 23.1    Remedies...............................................    58
   Section 23.2    Release of Security Instrument.........................    62
   Section 23.3    Fixture Filing.........................................    62

                                      (iv)

EXHIBITS -

     EXHIBIT A - DESCRIPTION OF LAND

     DEFINITIONS

     The terms set forth below are defined in the following Sections of this Security Instrument:

     a.      ADA: Subsection 3.10(a);

     b.      Applicable Law: Subsection 3.10(a);

     c.      Attorneys' Fees/Counsel Fees: Section 20.1;

     d.      Bankruptcy Code: Subsection 1.1(f);

     e.      Borrower: Preamble;

     f.      Business Day: Section 16.1;

     g.      Casualty Consultant: Subsection 4.4(b)(iii);

     h.      Casualty Retainage: Subsection 4.4(b)(iv);

     i.      Collateral: Section 1.3;

     j.      Debt: Section 2.1;

     k.      Default Rate: Section 11.3;

     l.      Environmental Indemnity: Subsection 10.1(c);

     m.      Environmental Law: Section 12.1;

     n.      Environmental Liens: Section 12.2;

     o.      Environmental Report: Section 12.1;

     p.      ERISA: Subsection 4.2(a);

     q.      Escrow Fund: Section 3.5;

     r.      Event Section 19.1

     s.      Event of Default: Section 10.1;

     t.      Exculpated Parties: Section 15.1;

     u.      Force Majeure: Subsection 4.4(b);

     v.      Guarantor: Section 5.5;

     W.      Hazardous Substances: Section 12.1;

     x.      Improvements: Subsection 1.1(c);

     y.      Indemnified Parties: Section 13.1;

     z.      Indemnitor: Subsection 10.1(c);

     aa.     Independent Member: Subsection 4.3(c);

     bb.     Insurance Premiums: Subsection 3.3(b);

     cc.     Investor: Section 18.1;

     dd.     Land: Subsection 1.1(a);

     ee.     Lease Guaranty: Subsection 3.7(a);

     ff.     Leases: Subsection 1.1(f);

     gar.    Lender: Preamble;

     hh.     Loan Application: Section 5.15;

     ii.     Losses: Section 13.1;

     jj.     Net Proceeds: Subsection 4.4(b);

     kk.     Net Proceeds Deficiency: Subsection 4.4(b)(vi);

     ll.     Note: Recitals;

     mm.     Obligations: Section 2.3;

     nn.     Other Charges: Subsection 3.4(a);

     oo.     Other Obligations- Section 2.2

     pp.     Other Security Documents: Section 3.2;

     qq.     Participations: 18.1;

     rr.     Permitted Exceptions: Section 5.1;

     ss.     Person: Section 20.1;

     tt.     Personal Property: Subsection 1.1(e);

     uu.     Policies/Policy: Subsection 3.3(b);

     vv.     Property: Section 1.1;

     ww.     Qualified Insurer: Subsection 3.3(b);

     xx.     Rating Agency: Subsection 3.3(b);

     yy.     Release: Section 12.1;

     zz.     Remediation: Section 12.1;

     aaa.    Rents: Subsection 1.1(f);

     bbb.    Restoration: Subsection 3.3(d);

     ccc.    Securities: Section 18.1;

     ddd.    Securitization: Section 18.1;

     eee.    Security Instrument: Preamble;

     fff.    Servicer: Section 6.2;

     ggg.    SPE Member: Subsection 4.3(b);

     hhh.    Taxes: Subsection 3.4(a);

     iii.    Trustee: Preamble; and

     jjj.    Uniform Commercial Code: Subsection 1.1(e).

        THIS DEED OF TRUST AND SECURITY AGREEMENT (the "Security Instrument") is made as of this 20th day of December, 2002, by HARTMAN REIT OPERATING PARTNERSHIP II, L.P., a Texas limited partnership, having its principal place of business at c/o Hartman Management, Inc., 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77057, as trustor ("Borrower") to HOUSTON TITLE COMPANY, having an address at 777 Post Oak Boulevard, Suite 200, Houston, Texas 77056, as trustee ("Trustee"), for the benefit of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, having an address at 200 Witmer Road, Horsham, Pennsylvania 19044-8015, as beneficiary ("Lender").

                                    RECITALS:

        Borrower by its promissory note of even date herewith given to Lender is indebted to Lender in the principal sum of $34,440,000.00 in lawful money of the United States of America (the note together with all extensions, renewals, modifications, consolidations, substitutions, replacements, restatements and increases thereof shall collectively be referred as to the "Note"), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

        Borrower desires to secure the payment of the Debt (as defined in Article 2) and the performance of all of its obligations under the Note and the Other Obligations (as defined in Article 2).

                                    ARTICLE 1
                               GRANTS OF SECURITY

        Section 1.1 Property Mortgaged. Borrower does hereby irrevocably (i) mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Trustee and to its successors and assigns in trust with power of sale in accordance with the terms and conditions hereof, for the use and benefit of Lender, and (ii) grant a security interest to Trustee and to its successors and assigns in trust with power of sale, in accordance with the terms and conditions hereof, for the use and benefit of Lender, in, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (individually and collectively, the "Property");

                (a) Land. The real property described in Exhibit "A" attached hereto and made a part hereof (the "Land"), which consists of several properties as further described in Exhibit "A" attached hereto and made a part hereof (each, together with the Improvements (as hereinafter defined) thereon, an "Individual Property");

                (b) Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land that may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

                (c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "Improvements");

                (d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law arid, in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

                (e) Personal Property and Fixtures. All of Borrower's assets, including without limitation, all of Borrower's "accounts," "cash proceeds," "chattel paper," "collateral," "commercial tort claims," "deposit accounts," "documents," "electronic chattel paper," "equipment," "fixtures," "general intangibles," "healthcare insurance receivables," "goods," "instruments," "inventory," "investment property," "letter-of-credit rights," "noncash proceeds," "payment intangibles," "proceeds," "software," "supporting obligations," and "tangible chattel paper," each as defined in uniform commercial code adopted in the state or states where any of the foregoing is located (the "Uniform Commercial Code"), and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (all of the foregoing, collectively, the "Personal Property"), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, superior in lien to the lien of the security agreement and all proceeds and products of the above and, without limiting the generality of any of the foregoing, all machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and the Improvements or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements;

                (f) Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of all or any part of the Land or the Improvements heretofore or hereafter entered into whether before or after the filing by of against Borrower of any petition for relief under 11 U.S.C. Section 101 et sea. (the "Bankruptcy Code"), as the same may be amended from time to time (the "Leases") and all right, title and interest of Borrower, its successor and assigns therein and thereunder, including without limitation, all guarantees, letters of credit and any other credit support given by any guarantor in connection therewith, cash or securities deposited under the Leases to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt, in each case together with the immediate and continuing right to collect and receive the same;

                (g) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change. of grade, or for any other injury to or decrease in the value of the Property;

                (h) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property; including, without limitation, the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Property;

                (i) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

                (j) Rights. The right, in the name and on behalf of Borrower, to commence any action or proceeding to protect the interest of Lender or Trustee in the Property and while an Event of Default (defined in Section 10.1) remains uncured, to appear in and defend any action or proceeding brought with respect to the Property;

                (k) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, while an Event of Default remains uncured, to receive and collect any sums payable to Borrower thereunder;

                (l) Intangibles. All accounts, escrows, chattel paper, claims, deposits, trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles specific to or used in connection with the operation of the Property, if any;

                (m) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards into cash or liquidation claims; and

                (n) Accounts. All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property including, without limitation, any lockbox account and cash management account, and all securities, investments, property and financial assets held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof; and

                (o) Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (n) above.

        Section 1.2 Assignment of Leases and Rents. Borrower hereby absolutely and unconditionally assigns to Lender Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.7, Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

        Section 1.3 Security Agreement. This-Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (defined in Section 2.3), a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code, the "Collateral").

        Section 1.4 Pledge of Monies Held. Borrower hereby pledges to Lender, and grants to Lender a security interest in, any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (defined in Section 3.5) and the Net Proceeds (defined in
Section 4.4), as additional security for the Obligations until expended or applied as provided in this Security Instrument.

                               CONDITIONS TO GRANT:

TO HAVE AND TO HOLD the above granted and described Property unto the Trustee and its successors and assigns, in trust with power of sale in accordance with the terms and conditions hereof, for the use and benefit of Lender, and the successors and assigns of Lender, forever;

        PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.

                                    ARTICLE 2
                          DEBT AND OBLIGATIONS SECURED

        Section 2.1 Debt. This Security Instrument and the grants, assignments and transfers made in Article l are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (the "Debt"):

                (a) the payment of the indebtedness evidenced by the Note in lawful money of the United States of America;

                (b) the payment of interest, default interest, late charges and other sums, as provided in the Note, this Security Instrument or the Other Security Documents (defined in Section 3.2);

                (c)     [Intentionally Omitted];

                (d) other monies agreed or provided to be paid by Borrower in the Note, this Security Instrument, or the Other Security Documents;

                (e) the payment of all -sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

                (f) the payment of all sums advanced and costs and expenses incurred by Lender or Trustee in connection with the Debt or any part thereof, any renewal, extension, modification, consolidation, change, substitution, replacement, restatement or increase of the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender.

        Section 2.2 Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the "Other Obligations"):.

                (a) the performance of all other obligations of Borrower contained herein;

                (b) the performance of each obligation of Borrower contained in the Note in addition to the payment of the Debt and of Borrower and of any Guarantor (defined in Section 5.5) contained in the Other Security Documents; and

                (c) the performance of each obligation of Borrower and any Guarantor contained in any renewal, extension, modification, consolidation, change, substitution, replacement for, restatement or increase of all or any part of the Note, this Security Instrument or the Other Security Documents.

        Section 2.3 Debt and Other Obligations. Borrower's obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the "Obligations."

        Section 2.4 Payments. Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

                                    ARTICLE 3
                               BORROWER COVENANTS

        Borrower covenants and agrees with Trustee and Lender that:

        Section 3.1 Payment of Debt. Borrower will pay the Debt at the time.-and in the manner provided in the Note and in this Security Instrument, which debt has a stated maturity date of January 1, 2006, or if extended, January 1, 2008.

        Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents other than the Note. or this Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note or the other Obligations (the "Other Security Documents"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

        Section 3.3     Insurance

                (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

                        (i) Property Insurance. Insurance with respect to the Improvements and building equipment insuring against any peril included within the classification "All Risks of Physical Loss" in amounts at all times sufficient to prevent Lender from becoming a co-insurer within the terms of the applicable policies and under applicable law, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and building equipment, the term "full insurable value" to mean the actual replacement cost of the Improvements and building equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Borrower and in no event less than the coverage required pursuant to the terms of any Lease. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. Borrower shall also maintain insurance against loss or damage to such furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Borrower from time to time, to the extent applicable, in the amount of the cost of replacing the same, in each case, with inflation guard coverage to reflect the, effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender's approval. The maximum deductible shall be $10,000.00;

                        (ii) Liability Insurance. Comprehensive general liability insurance, including personal injury, bodily injury, death and property damage liability, insurance against any and all claims;'-including all legal liability to the extent insurable and imposed upon Lender and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Property but in no event for a combined single limit of less than $11,000,000 per occurrence and $12,000,000 in the aggregate. During any construction of the Property, Borrower's general contractor for such construction shall also provide the insurance required in this Subsection b. Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by Borrower and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances;

                        (iii) Workers' Compensation Insurance. Statutory workers' compensation insurance with respect to any work on or about the Property covering all persons subject to the workers' compensation laws of the state in which the Property is located;

                        (iv) Business Interruption. Business interruption and/or loss of "rental income" insurance in an amount sufficient to avoid any co-insurance penalty and to provide-proceeds which will cover a period of not less than eighteen (18) months from the date of casualty or loss, with an extended period of indemnity acceptable to Lender in all respects, but in no event for a period in excess of six (6) months. The term "rental income" shall mean the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Borrower from third parties which are the legal obligation of the tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of the Property then not being occupied. The amount of coverage shall be adjusted annually to reflect the Rents payable during the succeeding eighteen (18) month period;

                        (v) Boiler and Machinery Insurance. Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Property and insurance against loss of occupancy or use arising from any breakdown in such amount per accident equal to the replacement value of the improvements housing the machinery or $2,000,000 or such other amount reasonably determined by Lender. If one or more large HVAC units is in operation at the Property, "System Breakdowns" coverage shall be required, as determined by Lender. Minimum liability coverage per accident must equal the - value of such unit(s);

                        (vi) Flood Insurance. If required by Subsection 5.6(a) hereof, flood insurance in an amount at least equal to the lesser of (A) the minimum amount required, under the terms of coverage; to compensate for any damage or loss on a replacement basis (or the unpaid balance of the indebtedness secured hereby if replacement cost coverage is not available for the type of building insured); or (B) the maximum insurance available under the appropriate National Flood Insurance Administration program. The deductible may not exceed $25,000;

                        (vii) Insurance During Construction. During the period of any construction, renovation or alteration of the Improvements which exceeds the lesser of 10% of the principal amount of the Note or $500,000, at Lender's request, a completed value, "All Risk" Builder's Risk form, or "Course of Construction" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Lender may be required. During the period of any construction of any addition to the existing Improvements, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Lender, shall be required; and

                        (viii) Other Insurance. Such other insurance with respect to the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake and environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

                (b) All insurance provided for in Subsection 3.3(a) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be issued by one or more domestic primary insurer(s) having an investment grade rating of "AA" or better assigned by S&P or a comparable claims paying ability assigned by another credit rating agency approved by Lender (a "Rating Agency") or be otherwise acceptable to Lender in all respects (each such insurer shall be referred to below as a "Qualified Insurer"). Notwithstanding the foregoing, Lender has approved at Closing Transcontinental Insurance Company ("Transcontinental") as a Qualified Insurer provided for so long as it maintain its current investment grade rating of A-. In the event S&P lowers the investment grade rating of Transcontinental below A-, Borrower shall promptly replace Transcontinental with a Qualified Insurer acceptable to Lender. All insurers providing insurance required by this Security Instrument shall be authorized to issue insurance in the state in which the Property is located. The Policy referred to in Subsection 3.3(a)(ii) above shall name Lender as an additional named insured and the Policy referred to in Subsection 3.3(a)(i), (iv), (v) and (vi) above shall provide that all proceeds be payable to Lender as set forth in Section
        4.4 hereof. The Policies referred to in Subsections 33(a)(i), (v) and
        (vi) shall, also contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Lender; and (ii) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Lender. All Policies described in Subsection 3.3(a) above shall contain (A) a provision that such Policies shall not be cancelled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to Lender in each instance; and (B) include effective waivers by the insurer of all claims for Insurance Premiums (defined below) against any mortgagee, loss payees, additional insureds and named insureds (other than Borrower). In the event that the Property or the Improvements constitutes a legal nonconforming use under applicable building, zoning or land use laws or ordinances, the policy shall include an ordinance or law coverage endorsement which will contain Coverage A: "Loss Due to Operation of Law"'(with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages. Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Lender not less than fifteen (15) days prior to the expiration date of any of the Policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums (the "Insurance Premiums"). Originals or certificates of such replacement Policies shall be delivered to Lender promptly after Borrower's receipt thereof but in any case within fifteen
        (15) days after the effective date thereof. If Borrower fails to maintain and deliver to Lender the original Policies or certificates of insurance required by this Security Instrument, upon ten (10) days' prior notice to Borrower, Lender may procure such insurance at Borrower's sole cost and expense. No Policy shall have any exclusion for terrorism or terrorist acts; provided, however, on any property insurance renewal date, Borrower shall be required to purchase terrorism insurance coverage` (whether by virtue of being covered in the Borrower's "all-risk" policy or by purchase of a "standalone" terrorism insurance policy) only to the extent the cost of Borrower's proposed property insurance package upon renewal, including terrorism, does not exceed the amount that is 120 percent of the cost of the same proposed property insurance package without coverage for terrorism (whether by virtue of being excluded in the Borrower's "all-risk" policy or by the lack of a "standalone" terrorism policy) (the "Cap Amount"). To the extent terrorism insurance coverage can be purchased at an insured value level less than the full replacement cost of the property, then Borrower shall purchase as much. terrorism coverage as possible without exceeding the Cap Amount. The Cap Amount shall have no relevance whatsoever to the Borrower's requirement to purchase all other insurance coverages required by the Lender other than terrorism coverage.

                (c) Borrower shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to this Section 3.3.

                (d) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and provided that Borrower shall have received the Net Proceeds, Borrower shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the "Restoration") and otherwise in accordance with
        Section 4.4 of this Security Instrument.

                (e) The insurance coverage required under Section 3.3(a) may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the security hereunder; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Property, and any sublimate in such blanket policy applicable to the Property, and shall in any case comply in all other respects with the requirements of this
        Section 3.3.

                (f) The insurance coverage required under Subsection 3.3(a)(ii) may be satisfied by a layering of Commercial General Liability, Umbrella and Excess Liability Policies, but in no event will the Commercial General Liability policy be written for an amount less than $1,000,000 per occurrence and $2,000,000 aggregate for bodily injury and property damage liability. Borrower shall maintain umbrella insurance coverage in the amount of not less than $10,000,000.00.

                (g) Borrower must deliver prior to closing (i) the original, or a copy certified by the insurance agent, of the policy(ies) of insurance; or (ii) the insurance binder (Accord Form 25S provided by the insurance carrier); or (iii) a certificate of insurance (Accord Form 27 provided by the insurance agent), or (iv) an original letter from the insurance carrier on the primary layer, signed by an officer of such carrier, attaching the form of insurance policy pursuant to which coverage is being provided, and, if applicable, an original letter from each insurance carrier on the excess layers, signed by an officer of such carrier(s) agreeing that it is bound to the form of insurance policy delivered by the primary carrier (i.e., agreeing to "follow form" to the primary carrier). The letter must set forth the date by which the policy will be delivered to the Lender, which must not be more than sixty (60) days following closing. All mortgagee/loss payee/additional insured endorsements must be attached to the letter.

                (h) The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance as relating to the Property by Borrower to Lender as further security for the indebtedness secured hereby. In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Borrower in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance.

                (i) Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance. Borrower shall not obtain insurance for the Property in addition to that required by Lender without the prior written consent of Lender, which consent will not be unreasonably withheld provided that
        (i) Lender is named insured on such insurance, (ii) Lender receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

        Section 3.4     Payment of Taxes, Etc.

                (a) Borrower shall pay by their due date all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against-the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property as same become due and payable. Borrower will deliver to Lender, promptly upon Lender's request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall-not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

                (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, (vi) Borrower shall have set aside adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, and (vii) Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon, taking into consideration the amount in the Escrow Fund available for payment of Taxes.

        Section 3.5 Escrow Fund. At the option of Lender, Lender may require Borrower to establish an Escrow Fund (defined below) sufficient to discharge its obligations for the payment of Insurance Premiums and Taxes pursuant to Sections 3.3 and 3.4 hereof. Initial deposits of Taxes and Insurance Premiums shall be made by Borrower to Lender in amounts determined by Lender in its discretion on the date hereof to be held by Lender in escrow. Additionally, Borrower shall pay to Lender on each Payment Date (as defined in the Note) (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, upon the due dates established by the appropriate taxing authority during the next ensuing twelve (12) months and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the initial deposits together with the amounts in'(a) and (b) above shall be called the "Escrow Fund").. The foregoing and anything herein to the contrary notwithstanding, contemporaneously with the execution hereof, Borrower shall deliver into escrow with Lender a sum equal to twenty-five percent (25%) of the annual Insurance Premiums, as determined by Lender in Lender's sole and absolute discretion. On an annual basis, Lender may reasonably adjust the amount of the deposit required by the immediately preceding sentence and, within thirty
(30) days after written notice from Lender, Borrower shall deposit with Lender any additional amount required in connection with such adjustment. Lender will waive the requirement that Borrower make monthly installments for the payment of Insurance Premiums, provided that (a) no Event of Default has occurred and (b) not later than fifteen (15) days prior to the expiration date of any Policy, Borrower provides to Lender evidence of insurance, including evidence of payment, for the next succeeding twelve (12) month period. Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes Lender or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate .tax authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Provided there are sufficient amounts in the Escrow Fund and no Event of Default exists, Lender shall be obligated to pay the Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Borrower by applying the Escrow Fund to the payments of such Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3.3 and 3.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall reasonably estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender.

        Section 3.6 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender, copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings to the extent permitted by law. Upon an Event of Default, Borrower shall deliver to Lender all instruments requested by it to permit such ,participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Borrower shall not make any agreement in lieu of condemnation of the Property or any portion thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld or delayed in the case of a taking of an insubstantial portion of the Property. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by the power of eminent domain, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of and in accordance with Section 4.4 of this Security Instrument. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

        Section 3.7 Leases and Rents. Except as otherwise consented to by Lender, all Leases shall be written on a standard form of lease which shall have been approved by Lender. Upon request, Borrower shall furnish Lender with executed copies of all Leases. No material changes may be made to the Lender-approved standard lease without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. All proposed leases shall be subject to the prior approval of Lender except that all proposed leases which (i) are on the same form of lease which has been approved by Lender, (ii) are the result of an arms-length transaction, (iii) which provide for rental rates comparable to existing market rates, (iv) where space to be leased does not exceed more than ten thousand (10,000) square feet, including all expansion rights and/or the term thereof does not exceed five (5) years, including all extension and renewal options, (v) where the proposed tenant is an independent third party not affiliated with-the Borrower, and (vi) do not contain any terms which would materially affect Lender's rights under this Security Instrument, the Note or the Other Security Documents, shall not be subject to the prior approval of Lender. Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases if the failure to perform or observe the same would materially and adversely affect the value of the Property taken as a whole and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce in a commercially reasonable manner all of the terms, covenants and conditions contained in the Leases upon the. part of the lessee thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (provided that a security deposit shall not be deemed rent collected in advance); (v) shall not execute any other assignment of the lessor's interest in the Leases or the Rents; (vi) shall not (A) materially alter, modify or change the terms of the Leases without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed if the alteration, modification or change does not materially and adversely affect the value of the Property taken as a whole and provided further that such Lease, as altered, modified or changed, is otherwise in compliance with the requirements of this Security Instrument, or (B) cancel or terminate any Lease (except for defaults thereunder) of more than ten thousand (10,000) square feet, including all expansion rights, or if the term thereof exceeds five (5) years, including all . extension and renewal options, or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Land or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (vii) shall not alter, modify or change the terms. of any guaranty, letter of credit or other credit support with respect to the Leases (the "Lease Guaranty") or cancel or terminate such Lease Guaranty without the prior written consent of Lender; and (viii) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Lender. Notwithstanding the foregoing, subdivisions (ii), (vi), (vii) and (viii) shall not apply to residential Leases for space in a multifamily residential property.

        Section 3.8 Maintenance of Property. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use or Improvement to be discontinued or abandoned without the express written consent of Lender.

        Section 3.9 Waste. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or, give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

        Section 3.10    Compliance With Laws

                (a) Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof including, but not limited to, the Americans with Disabilities Act ("ADA") (collectively, "Applicable Law").

                (b) Borrower shall from time to time, upon Lender's request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

                (c) Notwithstanding any provisions set forth herein or in any document regarding Lender's approval of alterations of the Property, Borrower shall not alter the Property in any manner which would materially increase Borrower's responsibilities for compliance with Applicable Laws without the prior written approval of Lender. Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.

                (d) Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

                (e) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents; (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder; (iv) neither the Property nor any part thereof or interest therein nor any of the tenants, or occupants thereof shall be affected in any material adverse way as a result of such proceeding; and (v) Borrower shall have furnished to Lender all other items reasonably requested by Lender.

        Section 3.11    Books and Records

                (a) and any Guarantors and Indemnitors shall keep adequate books and records of account in accordance with methods acceptable to Lender in its sole discretion, consistently applied and furnish to
        Lender:

                        (i) quarterly certified rent rolls signed and dated by Borrower, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within thirty (3Q) days after the end of each fiscal quarter.

                        (ii) a quarterly operating statement of the Property detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, together with a balance sheet for such quarter, to be prepared and certified by Borrower in the form required by Lender, and if available, any quarterly operating statement and/or balance sheet prepared by an independent certified public accountant .within thirty (30) days after the close of each fiscal quarter.

                        (iii) an annual balance sheet and profit and loss statement of Borrower, any Guarantors and any Indemnitors, in the form required by Lender, prepared and certified by the respective Borrower, Guarantor and/or Indemnitor, as applicable, within ninety (90) days after the close of each fiscal year;
                (iv) an annual certified rent roll presented. on a quarterly basis consistent with the quarterly certified rent rolls described above within ninety (90) days after the close of each fiscal year;

                        (iv) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property and all proposed capital replacements and improvements at least thirty (30) days prior to the start of each calendar year; and

                        (v) such other financial statements, including monthly operating statements and rent rolls, as Lender may reasonably request. Without limiting the generality of the immediately preceding sentence, until the loan evidenced by the
                Note is securitized, upon Lender's request, Borrower shall deliver to Lender monthly rent rolls and operating statements for each Property, and, thereafter, following the occurrence and during the continuance of an Event of Default or in connection with a sale of the loan evidenced by the Note, Lender shall have the right to require Borrower to deliver to Lender such additional financial and other information as Lender may request with respect to each Property and Borrower including, without limitation, monthly rent rolls and operating statements.

                (b) Upon reasonable request from Lender, Borrower and its affiliates shall furnish to Lender:

                        (i) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by Borrower under penalty of perjury to be true and complete, but no more frequently than quarterly; and

                        (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

                (c) Borrower and its affiliates and any Guarantor and Indemnitor shall furnish Lender with such other additional financial or management information as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender.

        Section 3.12 Payment For Labor and Materials. Borrower will-promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the. Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined in Section 5.1).

        Section 3.13 Performance of Other Agreements. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property.

        Section 3.14 Change of Name, Identity or Structure. Borrower will not change Borrower's name, identity (including its trade name or names) or, if not an individual, Borrower's corporate, partnership or other structure without notifying the Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of the Lender.

        Section 3.15 Existence. Borrower will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the state where the Property is located and (c) its franchises and trade names.

        Section 3.16 Non-Consolidation Opinion. Borrower has complied and will comply with each of the assumptions made with respect to it in that certain substantive non-consolidation opinion letter, dated the date hereof, and the certifications contained in any Borrower's certificate referred to therein, delivered by Borrower's counsel in connection with the Loan and any subsequent non-consolidation opinion delivered in accordance with the terms and conditions of this Security Instrument or the Cooperation Letter, including, but not limited to, any exhibits attached thereto (the "Non-Consolidation Opinion"). Each entity other than Borrower with respect to which an assumption is made in the Non-Consolidation Opinion has complied and will comply with each of the assumptions made with respect to it in the Non-Consolidation Opinion.

                                    ARTICLE 4
                                SPECIAL COVENANTS

        Borrower covenants and agrees with Trustee and Lender that:

        Section 4.1 Property Use. The Property shall be used only for light industrial, office warehouse, retail and commercial office uses and for no other use without the prior written consent of Lender, which consent may be withheld in Lender's discretion.

        Section 4.2     ERISA

                (a) It shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Security Instrument and the Other Security Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of this Security Instrument, as requested by Lender in its sole discretion, that (i) Borrower is not an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

                        (i) Equity interests in Borrower are publicly offered. securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

                        (ii) Less than 25 percent of each outstanding class of equity interests in Borrower are field by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

                        (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

        Section 4.3     Single Purpose Entity

                (a)     Borrower:

                        (i) has not and shall not engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

                        (ii) has not and shall not acquire or own any material assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the operation of the Property;

                        (iii) shall not merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender's consent;

                        (iv) shall not fail to preserve its existence as an entity duly organized, validly existing and in gooey standing (if applicable) under the. laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower's Partnership Agreement, Articles or Certificate of Incorporation, Operating Agreement or similar organizational documents, as the case may be, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect the ability of Borrower to perform its obligations hereunder, under the Note or under the Other Security 'Documents;

                        (v) shall not own any subsidiary or make any investment in, any person or entity without the consent of Lender;

                        (vi) has maintained and will maintain its accounts, books and records separate from any other person or entity;

                        (vii) has maintained and will maintain its books, records, resolutions and agreements as official records;

                        (viii) has not commingled and will not commingle its-funds or assets with those of any other entity;

                        (ix) has held and will hold its assets in its own name;

                        (x) has conducted and will conduct its business in its name;

                        (xi) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other person or entity;

                        (xii) has paid and will pay its own liabilities out, of its own funds and assets;

                        (xiii) has observed and will observe all partnership, corporate or limited liability company formalities as applicable;

                        (xiv) has maintained and will maintain an arms-length relationship with its. affiliates;

                        (xv) has and will have no indebtedness other than the Debt, the indebtedness evidenced by that certain Promissory Note of even date herewith in the principal amount of Three Hundred Eighty-Five Thousand Dollars ($385,000.00) executed and delivered by Borrower to Lender (the "Second Note") and, together with the other documents, instruments and agreements executed in connection therewith, the "Second Loan Documents"), and unsecured trade payables in the ordinary course of business relating to the ownership and operation of the Property which
                (1) do not exceed, at any time, a maximum amount of one percent (1%) of the original principal amount of the Note and (2) are paid within thirty (30) days of the date incurred;

                        (xvi) has not and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity except for the Indebtedness;

                        (xvii) has not acquired and will not acquire obligations or securities of its partners, members or shareholders;

                        (xviii) allocated and will allocate fairly and
                reasonably shared expenses, including, without limitation, shared office space and uses separate stationery, invoices and checks;

                        (xix) except pursuant hereto and pursuant to the Second Loan Documents, has not and will not pledge its assets for the benefit of any other person or entity;

                        (xx) has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity, and will not fail to correct any misunderstanding as to its separateness or distinction from any of its affiliates;

                        (xxi) has not made and will not make loans to any person or entity;.

                        (xxii) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it;

                        (xxiii) not entered and will not enter into or be a
                party to, any transaction with its partners, members, shareholders or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are not less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party;

                        (xxiv) paid and will pay the salaries of its own employees from its own funds; and

                        (xxv) has maintained and will maintain adequate capital in light of its contemplated business operations.

                (b) Borrower's general partner shall be 'a limited liability company, formed in the State of Delaware,(the "SPE Member"), whose sole asset is its interest in Borrower and the SPE Member will at all times comply, and will cause Borrower to comply, with each of the covenants, terms and provisions contained in Section 4.3(a) as if such representation, warranty or covenant was made directly by such SPE Member.

                (c) Borrower shall at all times cause there to be at least one duly appointed director of the SPE Member (an "Independent Director") reasonably satisfactory to Lender who shall not have been at the time of such individual's initial appointment, and may not have been at any time during the preceding five years, and shall not be at any time while serving as a director of the SPE Member (i) a shareholder of, or an officer, director, partner, manager or employee of, Borrower, the SPE Member or any of their respective shareholders, partners, members, subsidiaries or affiliates, (ii) a customer of, or supplier to, Borrower, the SPE Member or any of their respective shareholders, partners, members, subsidiaries or affiliates, (iii) a person or other entity controlling or under common control with any such shareholder, officer, director, partner, member, employee, supplier or customer, or (iv) a member of the immediate family of any such shareholder; officer, director, partner, member, employee, supplier or customer. As used herein, the term "control" means: the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a person or entity, whether through ownership of voting securities, by contract or otherwise.

                (d) Without the consent of the Independent Director, Borrower shall not:

                        (i) engage in any business activity other than as set forth in Section 4.3(a)(i) hereof, and Borrower shall engage solely in such business activity set forth in Section 43(a)(i) hereof; (ii) dissolve or liquidate, in whole or in part; (iii) consolidate or merge with or into any other entity or convey or transfer or lease Borrower's property and assets substantially as an entirety to any entity, in each subject also to the provisions of this Security Instrument; (iv) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution or bankruptcy or insolvency proceedings against Borrower, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Borrower or a. substantial part of property of Borrower, or make any assignment for the benefit of creditors, or admit in writing Borrower's inability to pay Borrower's debts generally as they become due, or take corporate action in furtherance of any such action; or (v) amend any provision of the organizational documents of Borrower relating to matters set forth in this Section 4.3.

        Section 4.4 Restoration After Casualty/Condemnation. In the event of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration of the Property:

                (a) If (i) the aggregate Net Proceeds (defined below) with respect to the Property do not exceed $500,000.00 or, with respect to any Individual Property, do not exceed $250,000 (each such amount a "Casualty Amount"); (ii) the costs of completing the Restoration as reasonably estimated by Borrower shall be less than or equal to the Casualty Amount; (iii) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the Other Security Documents; (iv) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, all applicable Environmental Laws (defined in Section 12.1); and (v) such fire or other casualty or taking, as applicable, does not materially impair access to the Property or the Improvements, then the Net Proceeds will be disbursed directly to Borrower and Borrower shall commence and diligently prosecute to completion, subject to Force Majeure (defined herein), the Restoration of the Property to as nearly as possible the condition it; was in immediately prior to such fire or other casualty or to such taking. Except upon the occurrence and continuance of an Event of Default, Borrower shall settle any insurance claims with respect to the Net Proceeds which in the aggregate are less than or equal to the Casualty Amount. Lender shall have the right to participate in and reasonably approve any settlement for insurance claims with respect to the Net Proceeds which in the aggregate are equal to or greater than the Casualty Amount. If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably empowers Lender, in the name of Borrower as its true and lawful attorney-in-fact, to file and prosecute" such claim and to collect and to make receipt for any such payment. If the Net Proceeds are received by Borrower, such Net Proceeds shall, until the completion of the related work, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of the Restoration in accordance with the terms hereof.

                (b) If the Net Proceeds are greater than the Casualty Amount, such Net Proceeds shall, subject to the provisions of the Leases that are superior to the lien of this Security Instrument or with respect to which subordination, non-disturbance agreements binding upon Lender have been entered into concerning the deposits of Net Proceeds, be forthwith paid to Lender to be held by Lender in a segregated account to be made available to Borrower for the Restoration in accordance with the provisions of this Subsection 4.4(b). Borrower shall commence and diligently prosecute to completion, subject to Force Majeure (defined below), the Restoration (in the case of a taking, to the extent the Property is capable of being restored). The term "Net Proceeds" for purposes of this Section 4.4 shall mean: (1) the net amount of all insurance proceeds received by Lender under the Policies carried pursuant to Subsections 3.3(a)(i), (iv), (v), (vi) and (vii) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, or
        (ii).the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.6 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, whichever the case may be. The term "Force Majeure" for the purpose of this Section 4.4 shall have the following meaning:
        Borrower shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Borrower's control such as, without limitation, all labor .disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any materials or services, and acts of God.

                        (i) The Net Proceeds shall be made available to Borrower for payment of, or reimbursement of Borrower's expenses in connection with, the Restoration, subject to the following conditions:

                                (A) No Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the Other Security Documents;

                                (B) Lender shall. within a reasonable period of time prior to request for initial disbursement be furnished with an estimate of the cost of the Restoration accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for the Restoration;

                                (C) The Net Proceeds, together with any cash or cash equivalent deposited by Borrower with Lender, are, sufficient to cover the cost of the Restoration as such costs are certified by the independent architect;

                                (D) (1) in the event that the Net Proceeds are insurance proceeds, with respect to each Individual Property, less than fifty percent (50%) of the total floor area of the Improvements has been damaged or destroyed, or rendered unusable as a result of such fire or other casualty; or (2) in the event that the Net Proceeds are condemnation awards, less than fifty percent (50%) of the Land constituting the Property is taken, such Land that is taken is located along the perimeter or periphery of the Property and no portion of the Improvements is located in such Lands;

                                (E)     Lender shall be satisfied that any
                        operating deficits, including all scheduled payments of principal and interest under the Note which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, or (2) other funds of Borrower;

                                (F) Lender shall be satisfied that, upon the completion of the Restoration and related lease-up, if applicable, the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including, without limitation, debt service on the Note and on the Second Note at a coverage ratio (on a "normalized" basis, i.e., after deducting replacement reserve requirements and reserves for tenant improvements and leasing commissions from net operating income, whether or not such sums are escrowed with Lender) of at least 2:00:1.0, which coverage ratio shall be equal to or greater than the coverage ratio existing as of the date of this Security Instrument or, if lower, the coverage ratio which existed as of the date immediately preceding such casualty or taking as the case may be;

                                (G)     The Restoration can reasonably be
                        completed on or before the earliest to occur of (1) six
                        (6) months prior to the Maturity Date (as defined in the Note), (2) the earliest date required for such completion under the terms of any Lease and (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking, as applicable, and (4) the expiration of business interruption insurance maintained. pursuant to Section 3.3(a)(iv); ,

                                (H) The Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, all applicable Environmental Laws (defined in Section 12.1); and

                                (I) Such fire or other casualty or taking, as applicable, does not t materially impair access to the Property or the Improvements.

                        (ii) The Net Proceeds shall be held by Lender in an escrow account bearing interest at the bank monitor rate (the "Net Proceeds Account") and, until disbursed in, accordance with the provisions of this Subsection 4.4(b), shall constitute additional security for the Obligations. The Net Proceeds other than the Net Proceeds paid under the Policy described in Subsection 33(a)(iv) shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien. of this Security Instrument. Borrower hereby acknowledges and confirms that Lender shall have no responsibility or liability for the amount of interest earned on the Net Proceeds Account. All interest earned from investment of the funds deposited in the Net Proceeds Account shall be credited to the Net Proceeds. Borrower shall include and report such interest in its income for Federal, state and local income and franchise tax purposes.

                        (iii) Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and an independent consulting engineer selected by Lender (the "Casualty Consultant"), such acceptance not to be unreasonably withheld or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

                        (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant. minus the Casualty Retainage; provided, however, if Borrower has contracted directly with any materialmen, then there shall be no Casualty Retainage with respect to the payments by Borrower directly to such materialman. The term "Casualty Retainagee" as used in this Subsection 4.4(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that 50% of the required Restoration has been completed. There shall be no Casualty Retainage with respect ,to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and-materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company; if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                        (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                        (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender . shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.4(b) shall constitute additional security for the Obligations.

                        (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Security Instrument or any of the Other Security Documents.

                (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 4.4(b)(vii) shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions-as Lender in its discretion shall deem proper or, at the discretion of Lender, the same shall be paid, either in whole or in part, to Borrower. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount received and retained by Lender and actually applied by Lender in reduction of the Debt.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants to Trustee and Lender that:

        Section 5.1 Warranty of Title. Borrower has good and indefeasible title to the. Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for the lien of that certain Second Deed of Trust and Security Agreement of even date herewith executed by Borrower in favor of Lender in connection with the Second Note (the "Second Security Instrument") and those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the "Permitted Exceptions'.'). The Permitted Exceptions do not materially interfere with the security intended to be provided by this Security Instrument or the use and operations of the Property. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Trustee and to Lender against the claims of all persons whomsoever. Upon the recordation of this Security Instrument and the filing of a UCC Financing Statement in the office of the Secretary of State for the state where the Borrower is located, the Lender will have a first priority perfected security interest in all personal property owned by Borrower.

        Section 5.2 Authority. Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower's part to be performed.

        Section 5.3 Legal Status and Authority. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation, and Borrower's exact legal name appears in the first paragraph of this Security Instrument; (b) is duly qualified to transact business and is in good standing in the State where the Property is located; and
(c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, this Security Instrument and the Other Security Documents.

        Section 5.4     Validity of Documents

                (a) The execution, delivery and performance of the Note, this Security- _, Instrument and the Other Security Documents and the borrowing evidenced by the Note (i) are within the power and authority of Borrower; (ii) have been authorized by all. requisite organizational action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law (including, without limitation, any usury laws), any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or operating agreement, or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party of by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby), and (b) the Note, this Security Instrument and the Other Security Documents constitute the legal, valid and binding obligations of Borrower.

        Section 5.5 Litigation. There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower's knowledge, threatened or contemplated against Borrower, any person guaranteeing the-payment of the Debt or any portion thereof or performance by Borrower of any terms of this Security Instrument (a "Guarantor"), if any, an Indemnitor (defined in Subsection 10.1(c)), if any, or against or affecting the Property that (a) has not been disclosed to Lender, and has a material, adverse effect on the Property or Borrower's, any Guarantor's or any Indemnitor's ability to perform its obligations under the Note, this Security Instrument or the Other Security Documents, or (b) is not adequately covered by insurance, each as determined by Lender in its sole and absolute discretion.

        Section 5.6     Status of Property

                (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law, or, if any portion of the Improvements is now or at any time in the future located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3 hereof.

                (b) Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

                (c) The Property and the present and contemplated use and occupancy thereof are in full compliance with all Applicable Laws, including, without limitation, zoning ordinances, building codes, land use and Environmental Laws, laws relating to the disabled (including but not limited to, the ADA) and other similar laws.

                (d) The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

                (e) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

                (f) The Property is served by public water and sewer systems.

                (g) The Property is free from damage caused by fire or other casualty.

                (h) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

                (i) Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

                (j) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

                (k) All security deposits relating to the Leases reflected on the certified rent roll delivered to Lender have been collected by Borrower except as noted on the certified rent roll.

                (l) Borrower has received no notice of an actual or threatened condemnation or eminent domain proceeding by any public or quasi-public authority.

                (m) All the Improvements lie within the boundaries of the Property.

        Section 5.7 No Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

        Section 5.8 Separate Tax Lot. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

        Section 5.9     ERISA Compliance

                (a) As of the date hereof and throughout the term of this Security Instrument,_ (i) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, and (ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; and

                (b) As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

        Section 5.10 Leases. Except as disclosed in the certified rent roll for the Property delivered to and approved by Lender, (a) Borrower is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are valid and enforceable; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated (except to, Lender); (e) none of the Rents have been collected for more than one (1) month in advance (provided that a security deposit shall not be deemed rent collected in advance); (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis.; (g) there exist no offsets or defenses to the payment of any portion of the Rents; (h) Borrower has received no notice from any tenant challenging the validity or enforceability of any Lease; (i) all payments due under the Leases are current and are consistent with the certified rent roll for the Property delivered to and approved by Lender; (j) no tenant under any Lease is in default thereunder, or is a debtor in any bankruptcy, reorganization, insolvency or similar proceeding, or has demonstrated a history of payment problems which suggest financial difficulty; (k) there are no agreements with the tenants under the Leases other than expressly set forth in each Lease; (1) the Leases are valid and enforceable against Borrower and the tenants set forth therein; (m) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (n) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (o) each Lease (other than a residential Lease) is subordinate to this Security Instrument, either pursuant to its agreement that would be considered unacceptable to prudent institutional lenders; and (q) no brokerage commissions or finders fees are due and payable regarding any Lease.

        Section 5.11    Financial Condition

                (a) Borrower is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, (b) it has received reasonably equivalent value for the granting of this Security Instrument, and (c) the granting of this Security Instrument does not constitute a fraudulent conveyance.

        Section 5.12 Business Purposes. The loan evidenced by the Note is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

        Section 5.13 Taxes. Borrower, any Guarantor and any Indemnitor have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to -, such returns or pursuant to any assessments received by them. Neither Borrowed, any Guarantor nor any Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

        Section 5.14 Mailing Address. Borrower's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with Article 16, is true and correct.

        Section 5.15 No Change in Facts or Circumstances. All information in the application for the loan submitted to Lender (the "Loan Application") and in all financing statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application or in satisfaction of the terms thereof, are accurate, complete and correct in all respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

        Section 5.16 Disclosure. Borrower has disclosed to Lender all material facts and has not failed to. disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

        Section 5.17 Third Party Representations. Each of the representations and the warranties made by each Guarantor and Indemnitor herein or in any Other Security Document(s) is true and correct in all material respects.

        Section 5.18 Illegal Activity. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any criminal or other illegal activity and to the best of Borrower's knowledge, there are no illegal activities or activities relating to controlled substance at the Property.

        Section 5.19 Non-Consolidation Opinion Assumptions. All of the assumptions made in the Non-Consolidation Opinion; including, but not limited to, any exhibits attached thereto, are true and correct.

        Section 5.20 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Security Instrument, the Note or the Other Security Documents.

        Section 5.21 Investment Company Act. Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                                    ARTICLE 6
                          DEBTOR/CREDITOR RELATIONSHIP

        Section 6.1 Relationship of Borrower and Lender. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

        Section 6.2 Servicing of the Loan. At the option of Lender, the loan secured hereby may be serviced by a servicer/trustee (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under the Note, this Security Instrument, and the Other Security Documents to the Servicer.

                                    ARTICLE 7
                                FURTHER ASSURANCE

        Section 7.1 Recording of Security Instrument, Etc. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to-time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such, manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Trustee and of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the Other Security Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

        Section 7.2 Further Acts, Etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Trustee (where appropriate) and to Lender, the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Trustee or to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, ..registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender and Trustee to execute in the name of Borrower or without the signature of Borrower to the extent Lender or Trustee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Trustee or Lender in the Property. Borrower grants to Lender and Trustee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Trustee or Lender pursuant to this Section 7.2.

        Section 7.3      Changes in Tax, Debt Credit and Documentary Stamp Laws

                (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.

                (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

                (c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

        Section 7.4     Estoppel Certificates

                (a) After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note based upon data provided by Lender pursuant to Section 7.4(d),
        (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note or the Security Instrument, (vii) that the Note and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and (provided the Property is not a residential multifamily property) have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts... required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

                (b) Borrower shall use commercially reasonable good faith efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

                (c)     Upon any transfer or proposed transfer contemplated by
        Section 8.1 hereof, at Lender's request, Borrower, any Guarantors and any Indemnitors shall provide an estoppel certificate to the Investor (defined in Section 18.1) or any prospective Investor confirming the accuracy of information provided by such person to Lender under or in respect of this Security Instrument.

                (d) After written request by Borrower not more than twice annually, Lender shall furnish Borrower a statement setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, and (iv) the balance of the sums in the Escrow Fund, if any.

        Section 7.5 Flood Insurance. After Lender's request, Borrower shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated "special flood hazard area" or, if it is, that Borrower has obtained insurance meeting the requirements of Section 3.3(a)(vi).

        Section 7.6 Splitting of Security Instrument. This Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. Lender shall bear all expenses relating to such split or division unless Lender elects to split or divide the Security Instrument and the Note as a result of an Event of Default, in which case all such expenses shall be borne by Borrower. To that end, Borrower, upon written request of Lender, shall execute, acknowledge and deliver to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount secured by this Security Instrument, and containing terms, provisions and clauses no less favorable to Borrower than those contained herein and in the Note, and such other documents and .instruments as may be required by Lender to effect the splitting of the Note and-this Security Instrument.

        Section 7.7 Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Other Security Document, Borrower will issue, in lieu thereof, a replacement Note or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Note or Other Security Document in the same principal amount thereof and otherwise of like tenor.

        Section 7.8 Financing Statements. By the execution of this Security Instrument, Borrower authorizes the filing of an initial financing statement and any amendments and extensions thereto as required by Lender to establish, maintain or extend the validity, perfection and priority of the security interest granted herein. At the request of the Lender, Borrower shall execute a certificate in form satisfactory to the Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

                                    ARTICLE 8
                            DUE ON SALE/ENCUNIBRANCE

        Section 8.1 No Sale/Encumbrance. Borrower agrees that, except for the lien of the Second Security Instrument and the other Second Loan Documents, Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred. Notwithstanding the foregoing, the Property may be transferred with the prior written consent of Lender which consent shall not be unreasonably withheld in the case of a proposed transferee whose entity status, creditworthiness and management ability meet standards consistently applied by Lender for approval of borrowers for similar properties under mortgage loans secured by similar properties (the financial condition of a proposed transferee shall be acceptable if such transferee's financial condition is equal to or Greater than the financial condition of the Borrower as of the date hereof or as of the proposed date of transfer, whichever is more favorable, as determined by Lender in Lender's sole and absolute discretion), provided that
(i) only one such transfer shall be permitted during the term of the Note, (ii) prior to the effective date of the transfer, the transferee shall execute and deliver to tender a written assumption agreement in form and substance acceptable to Lender in its sole discretion, (iii) a transfer fee equal to one percent (1%) of, the Debt-shall be paid by Borrower to Lender upon notice being given to Borrower of approval of the proposed transfer, (iv) no transfer shall be permitted hereunder if an Event of Default, or an event which with the giving of notice or lapse of time or both could become an Event of Default, has occurred and is continuing, and (v) such transferee shall be a single purpose bankruptcy remote entity and Borrower shall cause to be delivered to Lender a non-consolidation opinion or an update of the same, in form and substance reasonably acceptable to Lender, upon Lender's request to do so, and (vi) such transfer will not result in a downgrade, qualification or withdrawal of the then current rating of the Securities (as hereinafter defined) by any Rating Agency. Borrower agrees that Borrower shall not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, the indebtedness evidenced by the Second Loan Documents and trade payables incurred in the ordinary course of business in connection with the operation of the Property, provided same are paid when due.

        Section 8.2 Sale/Encumbrance Defined. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 8 shall be deemed to include, but not be limited to'(a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (c) if Borrower, any Guarantor, any Indemnitor, or any general partner or managing member (or if no managing member, any member) of Borrower, Guarantor or Indemnitor is a corporation, the voluntary or involuntary sale, conveyance, transfer or pledge of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock by which an aggregate of more than 49% of such corporation's stock shall be vested in a party or parties who are not now owners of more than 49% of such corporation's stock; (d) if Borrower, any Guarantor or Indemnitor or any general partner or managing member (or if no managing member, any member) of Borrower, any Guarantor or Indemnitor is a limited or general partnership or joint venture, the change, removal or resignation of a general partner or the transfer or pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest or the transfer or pledge of any partnership interest of any limited partner or any profits or proceeds relating to any such partnership interest, which, whether singly or in the aggregate, result in more than 49% of the beneficial interests in Borrower, or the profits or proceeds relating thereto, having been transferred or pledged; and (e) if Borrower, any Guarantor, any Indemnitor or any general partner or member of Borrower, any Guarantor or any Indemnitor is a limited liability company, the change, removal or resignation of a managing member or the transfer of the membership interest of a managing member or any profits or proceeds relating to such membership interest or the transfer or pledge of any membership interest of any other member or any profits or proceeds relating to any such membership interest, which, whether singly or in the aggregate, result in more than 49% of the beneficial interest in Borrower, or the profits or proceeds relating thereto, having been transferred or pledged. Notwithstanding the foregoing, the following transfers shall not be deemed to be a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer within the meaning of this Article 8: (a) transfer by devise or descent or by operation of law upon the death of a member, general partner or stockholder of Borrower, any Guarantor or Indemnitor or any member or general partner thereof, (b) a sale, transfer or hypothecation of a membership, partnership or shareholder interest in Borrower, whichever the case may be, by a current member, general partner or shareholder, as applicable, to an immediate family member (i.e., parents, spouses, siblings, children or grandchildren) of such member, general partner or shareholder, or to a trust for the benefit of an immediate family member of such member, general partner or shareholder, provided that, as to each of clauses (a) and (b) of this sentence, with respect to any such sale, transfer or hypothecation, Borrower shall deliver a non-consolidation opinion or an update of the same, in form and substance reasonably satisfactory to Lender, upon Lender's request to do so, and (c) the lien of the Second Security Instrument.

        Section 8.3 Lender's Rights. Lender reserves the right to condition the. consent required hereunder upon a modification of the terms hereof and on assumption of the Note, this Security Instrument and the Other Security Documents as so modified by the proposed transferee, payment of a transfer fee and all of Lender's and Trustee's expenses incurred in connection with such transfer, or such other conditions as Lender shall determine in its sole discretion to be in the interest of Lender. Notwithstanding anything to the contrary set forth in this Section 8.3, Lender shall not be entitled to modify the material payment terms of the Note, including, but not limited to, the interest rate, payment dates and amounts and date of maturity of same nor require additional security or collateral in connection with same. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender's consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.

                                    ARTICLE 9
                                   PREPAYMENT

        Section 9.1 Prepayment Only in Accordance with Note. The Debt may be prepaid only in strict accordance with the express terms and conditions of the
Note including, without limitation.

                                   ARTICLE 10
                                     DEFAULT

        Section 10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                (a) if any Event of Default (as defined in the Note, for purposes of this Section 10.1(a) only) occurs under the Note;

                (b) if Borrower violates or does not comply with any of the provisions of Sections 3.7, 4.3 or 8.1 or if any general partner or the SPE Member of Borrower violates or does not comply with any of the provisions of Section 4.3;

                (c) if any representation or warranty of Borrower, Indemnitor (as defined in that certain Environmental Indemnity Agreement dated as of the date hereof (the "Environmental Indemnity") or any Guarantor, or any member, general partner, principal or beneficial owner of any of the foregoing, made herein or in the Environmental Indemnity or in any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

                (d) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any; .

                (e)     except for the specific defaults set forth in this
        Section 10.1, any other default hereunder or any of the Other Security Documents (including, without limitation, the Cooperation Letter, as defined in Section 18.2) by Borrower, which default is not cured (1) in the case of any default which can be cured by the payment of a sum of money, within five (5) days after receipt of written notice from Lender to Borrower, or (ii) in the case of any other default, within thirty
        (30) days after receipt of written notice from Lender to Borrower; provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty
        (120) days, unless, only in the case of cures that require construction or remedial work, such cure cannot with diligence be completed within such one hundred twenty (120) day; period, in which case such period shall be extended for an additional one hundred twenty (120) days;

                (f) if Borrower or any Guarantor or Indemnitor shall make an assignment for the benefit of creditors or if Borrower shall generally not be paying its debts as they become due; or

                (g) if the Policies are not kept in full force and effect, or Borrower has not delivered evidence of the renewal of the Policies ten (10) days prior to their expiration as provided in Section 3.3(b);,or

                (h) if any of the assumptions contained in the Non-Consolidation Opinion were not true and correct as of the date of such Non-Consolidation Opinion or thereafter became untrue or incorrect in any, respect; or

                (i)     if a default occurs under the Cooperation Letter; or

                (j) if (i) Borrower or any Guarantor or Indemnitor shall commence any case; proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other, similar official for it or for all or any substantial part of its assets, or the Borrower or any Guarantor or Indemnitor shall make a general assignment for the benefit of its creditors'; or (ii) there shall be commenced against Borrower or any Guarantor or Indemnitor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iii) there shall be commenced against the Borrower or any Guarantor or Indemnitor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (iv) the Borrower or any Guarantor or Indemnitor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Guarantor or Indemnitor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

                                   ARTICLE 11
                               RIGHTS AND REMEDIES

        Section 11.1    Remedies

                (a) Upon the occurrence of any Event of Default, Borrower agrees that Lender, and when requested to do so by Lender, Trustee, may take such action, without notice or demand, notice of intention to accelerate or notice of acceleration, presentment for payment, notice of non-payment, protest, notice of protest, notice of disfavor and all other notices, all of which are waived, as it deems advisable to protect and enforce the rights of Lender and Trustee against Borrower and in and to the Property, including, but not limited to the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender or Trustee:

                        (i) declare the entire unpaid Debt to be immediately due and payable;

                        (ii) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

                        (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

                        (iv) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

                        (v) subject to the provisions of Article 15, institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the Other Security Documents;

                        (vi) subject to the provisions of Article 15, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents;

                        (vii) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt;

                        (viii) subject to any applicable law, the license granted to Borrower under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and. accounts to Lender upon demand, and thereupon Lender may(A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (B) complete any construction on the Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Property;
                (D) exercise all rights and powers of Borrower with respect to the. Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (E) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower: (F) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (G) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

                        (ix) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (A) the right to take possession of the Collateral or any part thereof, and, to take such other measures as Trustee or Lender may deem necessary for the care, protection and preservation of the Collateral, and (B) request Borrower at its expense to assemble the Collateral and make it available to Trustee or Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Trustee or Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least ten
                (10) days prior to such action, shall constitute commercially reasonable notice to Borrower;

                        (x) apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its sole and absolute discretion:

                                (A)     Taxes and Other Charges;

                                (B)     Insurance Premiums;

                                (C) Interest on the unpaid principal balance of the Note;

                                (D)     Amortization of the unpaid principal
                        balance of the Note; and all other sums payable pursuant to the Note, this Security Instrument and the Other Security Documents, including, without limitation, advances made by Lender pursuant to the terms of this Security Instrument;

                        (xi)    surrender the Policies maintained pursuant to
                Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums;

                        (xii) apply the undisbursed balance of any Net Proceeds or any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the

                Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion;

                        (xiii) prohibit Borrower and anyone claiming on behalf of or through Borrower from making use of or withdrawing any sums from any lockbox or similar account, if any;

                        (xiv) pursue such other remedies as Lender or Trustee may have under applicable law.

                (b) In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the. Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 11.1 to the contrary; if any Event of Default as described in Subsection 10.1 (h)(i) or (ii) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

                (c) Lender may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                (d) Upon any sale made under or by virtue of this Section 11.1, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under this Security Instrument.

        Section 11.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition .of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

        Section 11.3 Right to Cure Defaults. Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, cure the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate (as defined in the Note), for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

        Section 11.4 Actions and Proceedings. After the occurrence and during the continuance of an Event of Default, Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

        Section 11.5 Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

        Section 11.6 Examination of Books and Records. Lender, its agents, accountants and attorneys shall have the right upon prior written notice to examine the records, books, management and other papers of Borrower and its affiliates or of any Guarantor or Indemnitor which reflect upon their financial condition, at the Property or at any office regularly maintained by Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located. Lender and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower and its affiliates or of any Guarantor or Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located.

        Section 11.7    Other Rights, Etc.

                (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender or Trustee to comply with any request of Borrower, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the Other Security Documents.

                (b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall-not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

                (c) Lender may resort for the payment of the Debt to any other security held by Lender or Trustee in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Trustee or Lender thereafter to foreclose this Security Instrument. The rights of Trustee and Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Trustee or Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Neither Trustee nor Lender shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

        Section 11.8 Right to Release Any Portion of the Property. Trustee, at the direction of Lender, may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

        Section 11.9 Violation of Laws. If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

        Section 11.10 of Entry. Lender and its agents shall have the right upon prior written notice to enter and inspect the Property at all reasonable times upon not less than five (5) Business Days' notice (except in the case of emergencies when no notice shall be required) to Borrower.

                                   ARTICLE 12
                              ENVIRONMENTAL HAZARDS

        Section 12.1 Environmental Representations and Warranties. Borrower represents and warrants, based upon an environmental Phase I site assessment of the Property and information that Borrower knows, that: (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both ,(I) in compliance with Environmental Laws (defined below) and with permits issued pursuant thereto, if any, and (ii) fully disclosed to Lender in writing pursuant to the written reports resulting from the environmental assessments of the Property delivered to Lender (the "Environmental

Report"); (b) there are no past or present Releases (defined below) of Hazardous Substances in violation of any Environmental Law or which would require Remediation (defined below) by a Governmental Authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no past of present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as. described in the Environmental Report; (d) Borrower does not know of, and has not received,. any written or oral notice or other communication from any person or entity (including, but not limited to a governmental entity) relating to Hazardous Substances or Remediation thereof, of possible liability of any person of entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing; and (e) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower and that is contained in Borrower's files and records, including, but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property. "Environmental Law" means any present, and for the purposes of Sections 12.2.
12.3 and 13.4 only, future, federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the- Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Law" also includes, but is not limited to, any present, and for the purposes of Sections 12.2, 12.3 and 13.4 only, future, federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property. "Hazardous Substances" include but are not limited to any and all substances (whether solid, liquid or gas) (i) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present, or for the purposes of Sections
12.2. 12.3 and 13.4 only, future, Environmental Laws or (ii) that may have a negative impact on human health or the environment, including, but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives and toxic mold. "Release" of any Hazardous Substance includes, but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances. "Remediation" includes, but is not limited to any response, remedial removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in this Article 12.

        Section 12.2 Environmental Covenants. Borrower covenants and agrees that so long as the Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required; (d) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (the "Environmental Liens"); (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.3 below, including, but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender after Lender has reason to believe this Section 12.2 has been violated (including, but not limited . to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties (defined in Section 13.1) shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate Remediation of any condition (including, but not limited to a Release of a Hazardous Substance) in, on, under or from the. Property, (ii) comply with any Environmental Law, (iii) comply with any directive from any governmental authority, and (iv) take any other reasonable action necessary or appropriate for protection of human health of the environment; (h) Borrower shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (i) Borrower shall immediately notify Lender in writing promptly after it has become aware of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property which is required to be reported to a governmental authority under any Environmental Law, (B) any actual Environmental Lien affecting the Property, (C) any required Remediation of environmental conditions relating to the Property, and (D) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to

Hazardous Substances or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or threatened administrative or judicial proceedings in connection with anything referred to in this Article 12.

        Section 12.3 Lender's Rights. Lender, its environmental consultant, and any other person or entity designated by Lender, including, but not limited to any receiver and any representative of a governmental entity, shall have the right, but not the obligation, at intervals of not less than one year, or more frequently if the Lender reasonably believes that a Hazardous Substance or other environmental condition violates or threatens to violate any Environmental Law, after notice to Borrower, to enter upon the. Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to conducting any environmental assessment or audit of the Property or portions thereof to confirm Borrower's compliance with the provisions of this Article 12, and Borrower shall cooperate in all reasonable ways with Lender in connection with any such audit. Such audit shall be performed in a manner so as to minimize interference with the conduct of business at the Property. If such audit discloses that a violation of or a liability under any Environmental Law exists or if such audit was required or prescribed by law, regulation or governmental or quasi-governmental authority, Borrower shall pay all costs and expenses incurred in connection with such audit; otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this Section, be paid by Lender.

                                   ARTICLE 13
                                 INDEMNIFICATION

        Section 13.1 General Indemnification. Borrower shall, at its sole-cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including, but not limited to attorneys' fees and other costs of defense) (the "Losses") imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (but excluding Losses arising out of Lender's gross negligence or willful misconduct): (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, and the Note, this Security Instrument, or any Other Security Documents; (c) any and all lawful action that may be taken by Lender or Trustee in connection with the enforcement of the provisions of this Security Instrument or the Note or any of the Other Security Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any Guarantor or Indemnitor and/or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or an), part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas. streets or ways;
(f) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument or the Other Security Documents;
(g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-S, Statement for Recipients of Proceeds from Real Estate Transactions, which may be required in connection with the Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Applicable Laws; (j) the enforcement by any Indemnified Party of the provisions of this Article 13; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (1) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan evidenced by the Note and secured by this Security Instrument; or (m) any misrepresentation made by Borrower in this Security Instrument, the Other Security Documents, or any documents or information provided pursuant to Section 18.1 hereof. BORROWER EXPRESSLY AGREES TO INDEMNIFY INDEMNIFIED PARTIES FROM LOSSES ARISING FROM THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES. Any amounts payable to Lender by reason of the application of this Section 13.1. shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. For purposes of this Article 13, the term "Indemnified Parties" means Lender and any person or entity who is or will have been involved in the origination of this loan, any person or entity who is or will have been involved in the servicing of this loan, any person or entity, including Trustee and its successors and assigns, in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in this loan (including, but not limited to Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in this loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, ,servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the. foregoing (including, but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in this loan or the Property, whether during the term of this loan or as a part of or following a foreclosure of this loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

        Section 13.2 Mortgage and/or Intangible Tax. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the Other Security Documents or in connection with a transfer of all or a portion of the Property pursuant to a foreclosure, deed in lieu of foreclosure or otherwise.

        Section 13.3 ERISA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against an), and all Losses (including, without limitation; attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.2 or 5.9.

        Section 13.4 Environmental Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses and costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including, but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and arising out of or in any way relating to any one or more of the following, unless caused by the gross negligence or willful misconduct of any Indemnified Party: (a) any presence of any Hazardous Substances in, on, above or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Borrower, any person or entity affiliated with Borrower or tenant or other users of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Borrower, any person or entity affiliated with Borrower or tenant or other users of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to any removal, remedial or corrective action; (e) any past, present or threatened violations of any Environmental Laws (or permits issued pursuant to any Environmental Law). in connection with the Property or operations thereon, including, but not limited to any failure by Borrower, any person or entity affiliated with Borrower or tenant or other users of the Property to comply with any order of any governmental authority in connection with Environmental Laws; (f) the imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in Article 12 and this Section 13.4; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property; including, but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of Borrower or other users of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances owned or possessed by such Borrower or other users, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Substance; (j) any acts of Borrower or other users of the Property, in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites selected by Borrower or such other users, from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property damage caused by Hazardous Substances arising under any statutory or common law or tort law theory, including, but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (1) any intentional misrepresentation in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to Article 12.

        Section 13.5 Duty to Defend; Attorneys' Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

                                   ARTICLE 14
                                     WAIVERS

        Section 14.1 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action* or proceeding brought against it by Trustee or Lender arising out of or in any way connected with this Security Instrument, the Note, any of the Other Security Documents, 'or the Obligations.

        Section 14.2 Marshaling and Other Matters. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement arid redemption laws now or hereafter in force and all rights of marshaling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

        Section 14.3 Waiver of Notice. To the extent permitted by Applicable Law, Borrower shall not be entitled to any notices of any nature whatsoever from Trustee or Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Trustee or Lender to Borrower and except with respect to matters for which Trustee or Lender is required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any notice from Trustee or Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Trustee or Lender to Borrower.

        Section 14.4 Waiver of Statute of Limitations. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

        Section 14.5 Sole Discretion of Lender. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) and, other decision or determination is to be made by

Lender, the decision of Lender to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

        Section 14.6 Survival. Except as hereinafter specifically set forth below, the representations and warranties, covenants, and other obligations arising tinder Article 12 shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender's interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender's or Trustee's rights and remedies pursuant hereto including, but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the Other Security Documents, any transfer of all or any portion of the Property (whether by Borrower, by Lender, or by Trustee at the request of Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Note or the Other Security Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto. All obligations and liabilities of Borrower under
Article 12 shall cease and terminate on the first (1st) anniversary of the date of payment to Lender in cash of the entire Debt, provided that contemporaneously with or subsequent to such payment, Borrower, at its sole cost and expense, delivers to Lender an environmental audit of the Property in form and substance, and prepared by a qualified environmental consultant, reasonably satisfactory in all respects to Lender and indicating the Property is in full compliance with all applicable Environmental Laws.

        Section 14.7 Waiver of Trial By Jury. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                                   ARTICLE 15
                                   EXCULPATION

        Section 15.1 Exculpation. Notwithstanding anything to the contrary contained in this Security Instrument or in any Other Security Documents (but subject to the provisions of Sections 15.2, 15.3, 15.4 and 15.5), Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note or this Security Instrument or Other Security Documents by any action or proceeding to collect damages or wherein a money judgment or any deficiency judgment or order or any judgment establishing any personal obligation or liability shall be sought against Borrower or any principal director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or affiliate of Borrower or any person owning, directly or indirectly, any legal or beneficial interest in Borrow.-T, o- any, successors or assigns o any or the foregoing (collectively, the "Exculpated

Parties"). Lender or Trustee, at the request of Lender, may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Security Instrument, the Other Security Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Security Instrument and the Other Security Documents; provided, however, subject, to the provisions of Sections 15.2, 15.3, 15.4 and 15.5, that any judgment in any action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender in connection with the Note. Lender, by accepting the Note and this Security Instrument, agrees that it shall not, except as otherwise provided below, sue for or demand any deficiency judgment against Borrower or any of the Exculpated Parties in any action or proceeding, under or by reason of or under or in connection with the Note, the Other Security Documents or this Security Instrument.

        Section 15.2    Reservation of Certain Rights. The provisions of Section
15.1 shall not (a) constitute a waiver, release or impairment of the Obligations; (b) impair the right of Lender or Trustee to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Security Instrument; (c) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with the Note, this Security Instrument, or the Other Security Documents; (d) impair the right of Lender to obtain the appointment of a receiver; or (e) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith.

        Section 15.3 Exceptions to Exculpation. Notwithstanding the provisions of Article 15.1 to the contrary, Borrower and Indemnitor shall be personally liable to Lender on a joint and several basis for the Losses Lender incurs due to: (a) fraud or intentional misrepresentation by Borrower or any other person or entity in connection with the execution and the delivery of the Note, this Security Instrument or the Other Security Documents; (b) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence and during the continuance of an Event of Default; (c) Borrower's misapplication or misappropriation of tenant security deposits or Rents collected in advance; (d) the misapplication or misappropriation of insurance proceeds or condemnation awards after the occurrence and during the continuance of an Event of Default; (e) any fees or commissions paid by Borrower after the occurrence and during the continuance of an Event of Default to any principal, affiliate or general partner of Borrower, Indemnitor or Guarantor in violation of the terms of the Note, this Security Instrument or the Other Security Documents; (f) gross negligence, or criminal acts perpetrated by it resulting in forfeiture, seizure or loss of any portion of the security; (g) any failure by Borrower or Indemnitor to comply with the terms and provisions of Section 13.4 hereof or of the Environmental Indemnity; (h) any failure by Borrower or any general partner or the SPE Member of Borrower to comply with the terms and provisions of Section 4.3 hereof; (i) all fees and expenses of Lender or Trustee pursuant to Section 19.2(b) hereof; (j) any sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer of the Property or any part thereof, within the meaning of Article 8 hereof, without the prior written consent of Lender; (k) Borrower's failure to maintain insurance without exclusions for terrorism or terrorist acts, except as set forth herein; or (1) Borrower's failure to deliver to Lender any deficiency amount with respect to contested taxes in accordance with that certain letter agreement of even date herewith between Borrower and Lender relating to contested taxes.

        Section 15.4 Recourse. Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Section 15.1 above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event (i) the Property or any part thereof shall become an asset in (A) a voluntary bankruptcy or insolvency proceeding, or (B) an involuntary bankruptcy or insolvency proceeding commenced by any Person (other than Lender) and Borrower or Guarantor fails to use its best efforts to obtain a dismissal of such proceeding), or (ii) Borrower or any Guarantor or Indemnitor fails to comply with the terms and provisions of Section 3.11 hereof within thirty (30) days after written notice from Lender to Borrower (which notice shall be a second notice given after the expiration of any notice given pursuant to Section 10.1(e)).

        Section 15.5 Bankruptcy Claims. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(x), 506(b), 1111
(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by this Security. Instrument or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Note, this Security Instrument and the Other Security Documents.

                                   ARTICLE 16
                                     NOTICES

        Section 16.1 Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (b) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly, maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

        If to Borrower:         Hartman REIT Operating Partnership II, L.P.
                                c/o Hartman Management, Inc.
                                1450 West Sam Houston Parkway North, Suite 100
                                Houston, Texas 77043
                                Attention: Allen R. Hartman
                                Facsimile No.: (713) 973-8912

        If to Trustee:          Houston Title Company
                                777 Post Oak Boulevard, Suite 200
                                Houston, Texas 77056
                                Facsimile No. (713) 626-1249

        If to Lender:           GMAC Commercial Mortgage Corporation
                                200 Witmer Road
                                Horsham, Pennsylvania 19044-8015
                                Attention: Executive Vice President,
                                Commercial Loan Servicing
                                Facsimile No. (215) 328-3478

        With a copy to:         Commercial Capital Initiatives, Inc.
                                48 Wall Street
                                New York, New York 10005
                                Attention: Manager - Loan Administration
                                Facsimile No. (212) 363-1630

        And: Allen Matkins Leck Gamble &', Mallory LLP 1901 Avenue of the-Stars, Suite 1800
                                Los Angeles, California 90067
                                Attention: Gerben Hoeksma, Esq.
                                Facsimile No. (310) 788-2410

or addressed as such party may from time to time designate by written notice to the other parties.

        Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

        For purposes of this Subsection, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in the State of New York.

                                   ARTICLE 17
                                 APPLICABLE LAW

        Section 17.1 Choice of Law. THIS SECURITY INSTRUMENT SHALL BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED AND THE APPLICABLE, LAWS OF THE UNITED STATES OF AMERICA.

        Section 17.2 Usury Laws. This Security Instrument and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated terns of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

        Section 17.3 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

        Section 17.4 Inapplicable Provision. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

                                   ARTICLE 18
                                SECONDARY MARKET

        Section 18.1 Dissemination of Information. If Lender determines at any time to sell, transfer or assign the Note, this Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the "participations") or issue mortgage pass-through certificates or other securities (such sale and/or issuance, the "Securitization") evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"), Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "Investor") or any rating agency rating such Securities ("Rating Agency") and each prospective Investor, all documents and information which tender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitors and the Property (including, without limitation, all financial statements), which shall have been furnished by Borrower, any Guarantor or any Indemnitors, as Lender determines necessary or, desirable. Borrower, any Guarantor and any Indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with Subsection 7.4(c) hereof and such other documents as may be reasonably requested by Lender and, upon Lender's reasonable request, meeting with any Rating Agency for due diligence purposes. Borrower shall also furnish and Borrower, any Guarantor and any Indemnitor consent to Lender furnishing to such Investors or such prospective Investors or any Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower, any Guarantor and any Indemnitor as may be requested by Lender, any Investor or any prospective Investor or Rating Agency in connection with any sale, transfer or Participation. Borrower shall deliver on the date hereof, at Borrower's sole cost and expense, a nonconsolidation opinion, and within ten (W) days after demand of Lender, an update of same (which update Borrower will not be required to provide more than once), each in form and substance and delivered by counsel acceptable to Lender and the Rating Agency rating or proposed to rate the Securities, as may be required by Lender and/or such Rating Agency. Borrower's failure to deliver the opinions required hereby shall constitute an Event of Default hereunder. Notwithstanding anything to the contrary set forth herein, Borrower shall not be required to reimburse Lender for more than $20,000.00 of Lender's costs in connection with any such securitization.

        Section 18.2 Cooperation. Borrower, any Guarantor and any Indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Article 18, including, without limitation, complying with all of the terms and conditions of that certain letter agreement, dated the date hereof, between Lender and Borrower (the "Cooperation Letter").

                                   ARTICLE 19
                                      COST

        Section 19.1 Performance at Borrower's Expense. Borrower acknowledges and confirms that Lender shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of its loans, (b) the release or substitution of collateral therefor, (c) obtaining pertain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an "Event"). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all legal fees and disbursements of Lender (whether of retained firms, the reimbursement for the expenses of in-house staff or otherwise) and all costs and expenses of Trustee, if any.

        Section 19.2    Attorney's Fees for Enforcement

                (a) Borrower shall pay all legal fees incurred by Lender in connection with (1) the preparation of the Note, this Security Instrument and the Other Security Documents; and (ii) the items set forth in Section 19.1 above, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys'. fees, incurred or paid by Lender or Trustee in protecting its interest in the Property or the Collateral or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or the Collateral, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender or Trustee until such expenses are paid by Borrower.

                                   ARTICLE 20
                                   DEFINITIONS

        Section 20.1 General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, the word "Trustee" shall mean "Trustee and its successors and assigns", and the phrases "attorneys' fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights under this Security Instrument.

        Section 20.2 Headings. Etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

                                   ARTICLE 21
                            MISCELLANEOUS PROVISIONS

        Section 21.1 No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower, Lender or Trustee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

        Section 21.2 Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

        Section 21.3 Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

        Section 21.4 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

        Section 21.5 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to. all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations hereunder, under the Note and the Other Security Documents and the performance and discharge of the Other Obligations.

        Section 21.6 Entire Agreement. The Note, this Security Instrument and the Other Security Documents constitute the entire understanding and agreement between Borrower, Lender and Trustee with respect to the transactions arising in connection with. the. Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, this Security Instrument and the Other Security Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Security Instrument and the Other Security Documents.

                                   ARTICLE 22
                               TRUSTEE PROVISIONS

        Section 22.1    The Trustee

                (a) It shall be no part of the duty of Trustee to see to any recording, filing or registration of this Security Instrument or any other instrument in addition or supplemental hereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Property, or any part thereof, or against Borrower, or to see to the performance or observance by Borrower of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgment or validity of this Security Instrument or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Lender. Trustee shall have the right to advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for his own gross negligence or willful misconduct and Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder and believed by Trustee in good faith to be genuine.

                (b) Trustee may resign by an instrument in writing addressed to Lender, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Lender. In case of the death, resignation, removal or disqualification of Trustee, or if for any reason Lender shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Lender shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Lender, which substituted trustee may be Lender or an affiliate of Lender, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Debt secured hereby has been paid in full, or until the Property is fully and finally sold hereunder. Such appointment and designation by Lender shall be full evidence of the right and authority to make the same and of all facts therein recited. If Lender is a corporation or association and such appointment is executed in its behalf by an officer of such corporation or association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute Trustee, and he shall thereupon succeed to and shall hold, possess and execute all of the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but, nevertheless, upon the written request of Lender or of the successor or substitute Trustee, the trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Property of the trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said trustee hereunder to said successor or substitute Trustee. All references herein to "Trustee" shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

                (c) Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever (including Trustee's negligence), except for Trustee's gross negligence or willful misconduct. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder. Borrower hereby ratifies and confirms any and all acts which the herein-named Trustee or his successor or successors', substitute or substitutes, in this trust, shall do lawfully by virtue hereof. Borrower will reimburse Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties. The foregoing indemnity shall not terminate upon discharge of the secured Debt or foreclosure, or release or other termination, of this Security Instrument.

                                   ARTICLE 23
                              LOCAL LAW PROVISIONS

        Section 23.1    Remedies.

                (a) If Borrower has failed to keep or perform any covenant whatsoever contained in this Security Instrument or Other Security Documents, Lender may, but shall not be obligated to, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be a part of the obligations secured hereby, and Borrower promises, upon demand, to pay to Lender, at the place where the Note is payable, or at such other place as Lender may direct by written notice, all sums so advanced or paid by Lender, with interest at the highest lawful rate from the date when paid or incurred by Lender. No such payment by Lender shall constitute a waiver of any Event of Default. In addition to the liens and security interests hereof, Lender shall be subrogated to all rights, titles, liens and security interests securing the payment of any debt, claim, tax, or assessment for the payment of which Lender may make an advance, or which Lender may pay.

                (b) Except as otherwise expressly stated herein or in the Note, Lender may; without notice, demand, presentment, notice of intention to accelerate or acceleration, protest or notice of protest, all of which are hereby waived by Borrower, declare the entire unpaid balance of the Note immediately due and payable, and upon such declaration, the entire unpaid balance of the Note shall be immediately due and payable.

                (c) Lender may request Trustee to proceed with foreclosure, and in such event Trustee is authorized and empowered, and it shall be Trustee's special duty, upon such request of Lender, to sell the Property, or any part thereof; to the highest bidder or bidders for cash or credit, as directed by Lender:

                        (i) in the county in the State of Texas wherein the Land then subject to the lien hereof is situated; provided, that if the Land is situated in more than one county, then such sale of the Property, or part thereof, may be made in any county in the State of Texas wherein any part of the Land then subject to the lien hereof is situated. Any such sale shall be a public sale at auction held between the hours of ten o'clock (10:00) a.m. and four o'clock (4:00) p.m. on the first (1st) Tuesday in any month. Written or printed notice of such sale shall be posted at the courthouse door in the county, or if more than one, then in each of the counties, wherein the Land to be sold is situated. Such notice shall designate the county where the Property, or part thereof, will be sold, and include a statement of the earliest time at which the sale will begin and such notice shall be posted at least twenty-one (21) days prior to the date of sale. Such notice shall also be filed, at least twenty-one (21) days prior to the date of sale, with the county clerk in the county, or if more than one, then in each of the counties wherein the Land is located. Lender shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on Borrower and on each debtor obligated to pay the Note according to the records of Lender and the sale must begin at the time stated in the notice of sale or not later than three (3) hours after that time; or

                        (ii) at the location, at such time and in such manner as may be permitted by applicable law, including without limitation Chapter 51 of the Texas Property Code, as amended from time to time.

                After such sale, Trustee shall make to the purchaser or purchasers thereunder good and sufficient assignments, deeds, bills of sale, and other instruments, in the name of Borrower, conveying the Property, or part thereof, so sold to the purchaser or purchasers with general warranty of title by Borrower. The sale of a part of the Property shall not exhaust the power of sale, but sales may be made from time to time until the obligations secured hereby are paid and performed in full. It shall not be necessary to have present or to exhibit at any such sale any of the collateral.

                (d) In addition to the rights and powers of sale granted under the preceding Subsection 231(c), if default is made in the payment of any installment of the Note, Lender may, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Note to be due and payable, orally or in writing direct the Trustee to enforce this trust and to sell the Property subject to such unmatured indebtedness and the assignments, liens and security interests securing its payment, in the same manner, on the same terms, at the same place and time and after having given notice in the same manner, all as provided in the preceding provisions of Subsection 23.1(c). After such sale, the Trustee shall make due conveyance to the purchaser or purchasers. Sales made without maturing the Note may be made hereunder whenever there is a default in the payment of any installment of the Note without affecting in. any way the power of sale granted under this Subsection 23.1(d), the unmatured balance of the Note (except as to any proceeds of any sale which Lender may apply as a prepayment of the Note) or the assignments, liens and security interests securing payment of the Note.

                (e) It is intended by each of the foregoing provisions of Subsection 23.1(c) and Subsection 23.1 (d) that Trustee may, after any request or direction by Lender, sell not only the Personal Property and other interests constituting a part of the Property, or any part thereof, along with the Property, or any part thereof, all as a unit and as a part of a single sale, or may sell any part of the Property separately from the remainder of the Property. The sale or sales by Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Property shall be sold; and if the proceeds of such sale or sales of less than the whole of such Property shall be less than the aggregate of the obligations secured hereby and the expense of executing this trust, this Deed of Trust and the assignments, liens, and security interests hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale or sale of the Property had occurred, but Lender shall have the right, at its sole election, to request Trustee to sell less than the whole of the Property.

                (f) Borrower and Lender agree that, in any assignments, deed, bills of sale, notices of sale, or postings, given by Trustee or Lender, any and all statements of fact or other recitals therein made as to the identity of Lender, or as to the occurrence or existence of any Event of Default, or as to the acceleration of the maturity of the Note, or as to the request to sell, posting of notice of sale, notice of sale, time, place, terms and manner of sale and receipt, distribution and application of the money realized therefrom, or as to the due and proper appointment of a substitute trustee and without being limited by the foregoing, as to any other act or thing having been duly done by Lender or by Trustee, shall be taken by all courts of law and equity as prima facie evidence that the said statements or recitals state facts and are without further questions to be so accepted, and Borrower does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

                (g) Lender may require Borrower to assemble the Personal Property, or any part thereof, and make it available to Lender at a place to be designated by Lender which is reasonably convenient to Lender.

                (h) After notification, if any, hereafter provided in this Subsection, Lender may, or the Trustee may, upon request of Lender, sell, lease, or otherwise dispose of (herein a "Sale"), at the office of Lender, or on the Land, or elsewhere as chosen by

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        Lender, all or any part of the Personal Property, in its then condition, or following any commercially reasonable preparation or processing, and each Sale may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts, and, at any Sale, it shall not be necessary to exhibit the Personal Property, or part thereof, being sold. In addition, in order to dispose of the Personal Property and otherwise enforce the Rights granted to it hereunder, Lender may use, and advertise the Personal Property for sale under, any and all trade names or service names attached to, fixed upon or made part of, any of the Personal Property. The Sale of any part of the Personal Property shall not exhaust Lender's power of Sale, but Sales may be made, from time to time, until the obligations secured hereby are paid and performed in full. Reasonable notification of the time and place of any public Sale pursuant to this Subsection, or reasonable notification of the time after which any private Sale is to be made pursuant to this Subsection, shall be sent to Borrower and to any other person entitled to notice under the Uniform Commercial Code; provided, that if the Personal Property being sold, or any part thereof, is perishable, or threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Lender may sell, lease, or otherwise dispose of such Personal Property without notification, advertisement or other notice of any kind. It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates, is reasonable notification and notice for the purposes of this Subsection.

                (i) Lender may retain the Personal Property in satisfaction of all or any portion of the obligations secured hereby whenever the circumstances are such that Lender is entitled to do so under the Uniform Commercial Code.

                (j) Lender may, or Trustee may upon written request of Lender, proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Note in accordance with the terms hereof or of the other Loan Documents, to foreclose or otherwise enforce the assignments, liens, and security interests created or evidenced by the Other Security Documents, or this Security Instrument as against all, or any part of, the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction.

                (k) To the extent permitted by law and without a breach of the peace, Lender may enter upon the Land, take possession of the Property and remove the Personal Property or any part thereof, with or without judicial process, and, in connection therewith, without any responsibility or liability, including, without limitation, liability for consequential damages of any kind, on the part of Lender, and Lender may take possession of any property located on or in the Land which is not a part of the Property and hold or store such property at Borrower's expense. .

                (l) may surrender the insurance policies maintained pursuant to the terms hereof, or any part thereof, and receive and apply the unearned premiums as a credit on the obligations secured hereby, and, in connection therewith, Borrower hereby appoints Lender (or any officer of Lender), as the true and lawful agent and attorney-in-fact for Borrower (with full powers of substitution), which power of attorney shall be deemed to be a power coupled with an interest and therefore irrevocable, to collect such premiums.

                (m) may buy the Property, or any part thereof, at any public sale or judicial sale and, if the Personal Property being sold is of a type customarily sold in a recognized market or a type which is the subject of widely distributed standard price quotations, Lender may also buy the Property, or any part thereof, at any private sale.

                (n) shall have and may exercise any and all other rights and remedies which Lender may have at law or in equity, or by virtue of any other security instrument, or under the Uniform Commercial Code, or otherwise.

                (o)     anything contained herein to the contrary, pursuant to
        Section 9.601 of the Uniform Commercial Code, Lender may proceed under the Uniform Commercial Code as to all personal property covered hereby or, at Lender's election, Lender, may proceed as to both the real and personal property covered hereby in accordance with Lender's rights and remedies in respect of real property, in which case the provisions of the Uniform Commercial Code (and Subsection 23.1(a). hereof) shall not apply.

        Section 23.2 Release of Security Instrument. If the indebtedness and obligations secured hereby are paid and performed in full in accordance with the terms of this Security Instrument, the Note and the Other Security Documents, and if Borrower shall well and truly perform all of Borrower's covenants contained herein, then this conveyance shall become null and void and be released at Borrower's request and expense, otherwise, it shall remain in full force and effect, provided that no release hereof shall impair Borrower's warranties and indemnities contained herein.

        Section 23.3 Fixture Filing. This Security Instrument constitutes a fixture filing under the fixture filing provisions of the UCC, Sections 9-102(a)(40) and 9-502 as enacted and under the equivalent statutes in the State of Texas, as amended or recodified from time to time.

        THIS WRITTEN AGREEMENT, TOGETHER WITH THE NOTE, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                            [SIGNATURES ON NEXT PAGE]

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

        IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower as of the date first above written.

                                   BORROWER:

                                   HARTMAN REIT OPERATING PARTNERSHIP
                                   II, L.P., a Texas limited- partnership

                                   By: Hartman REIT Operating Partnership II GP,
                                       LLC, a Delaware limited liability company

                                         By:
                                             -----------------------------------
                                             Allen R. Hartman
                                             Manager

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

The State of Texas

County of Harris

        Before me Kathy Jean Fogle on this day personally appeared Allen R. Hartman, known to me (or proved to me on the oath of _________________________ or through TDL (description of identity card or other document)) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

        (Seal)

        Given under my hand and seal of office this 17th day of December, 2002.

                                   ---------------------------------------------
                                   Notary Public in and for State of Texas
                                   Notary's Name (printed): Kathy Jean Fogle
                                   My Commission expires:   8/7/2004

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